                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                          NATIONAL STEEL CORPORATION
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               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:

                                                                           LOGO
-------------------------------------------------------------------------------

OSAMU SAWARAGI                                            NATIONAL STEEL
Chairman of the Board and Chief Executive Officer         CORPORATION
                                                          4100 Edison Lakes
                                                          Parkway
                                                          Mishawaka, IN 46545
                                                          Telephone: (219)
                                                          273-7000
                                                          Facsimile: (219)
                                                          273-7868

March 27, 1998

To All National Steel Corporation Stockholders:

  It is a pleasure to invite you to our Annual Meeting of Stockholders which will be held at the Westin River North Chicago, 320 N. Dearborn, Chicago, Illinois on Monday, April 27, 1998 at 10:00 a.m. Central Daylight Time. Your continued interest in our Company is appreciated, and I hope that as many of you as possible will attend the Annual Meeting.

  At the meeting you will be asked to elect nine directors to terms ending at the next Annual Meeting of Stockholders and to ratify the appointment of Ernst & Young LLP as National Steel's independent auditors for the fiscal year ending December 31, 1998.

  Regardless of the number of shares you own, it is important that they are represented and voted at the meeting, whether or not you plan to attend. Accordingly, you are requested to sign, date and mail the enclosed proxy at your earliest convenience.

  On behalf of the Board of Directors, thank you for your cooperation and continued support.

                                          Sincerely,

                                      /s/ Osamu Sawaragi
                                          -------------------------
                                          Osamu Sawaragi
                                          Chairman of the Board and
                                           Chief Executive Officer

                                                                            LOGO
--------------------------------------------------------------------------------

                           NATIONAL STEEL CORPORATION
                           4100 EDISON LAKES PARKWAY
                            MISHAWAKA, INDIANA 46545

                 NOTICE OF 1998 ANNUAL MEETING OF STOCKHOLDERS

  The 1998 Annual Meeting of Stockholders of National Steel Corporation (the "Company") will be held at the Westin River North Chicago, 320 N. Dearborn, Chicago, Illinois on Monday, April 27, 1998 at 10:00 a.m. Central Daylight Time.

  The Annual Meeting will be held for the following purposes:

    1. To elect nine directors to serve until the next Annual Meeting of Stockholders and until their successors have been duly elected and qualified;

    2. To ratify the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 1998; and

    3. To transact any other business that may properly come before the meeting.

  February 27, 1998 has been designated as the date of record for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting and any adjournments thereof.

                                   By order of the Board of Directors,

                               /s/ David A. Pryzbylski
                                   -----------------------------------------
                                   David A. Pryzbylski
                                   Senior Vice President, Administration and
                                   Secretary

March 27, 1998


 WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE MARK, DATE AND SIGN THE ENCLOSED FORM OF PROXY AND RETURN IT PROMPTLY IN THE ENVELOPE WHICH HAS BEEN PROVIDED. YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS VOTED BY WRITTEN NOTICE TO SUCH EFFECT, BY SUBMITTING A SUBSEQUENTLY DATED PROXY OR BY ATTENDING THE ANNUAL MEETING AND VOTING IN PERSON.

                                                                           LOGO

                                PROXY STATEMENT

                     GENERAL INFORMATION FOR STOCKHOLDERS

  This proxy statement is furnished in connection with the solicitation by the Board of Directors of National Steel Corporation (the "Company") of proxies to be voted at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on April 27, 1998 and at any and all adjournments of such Annual Meeting. As of February 27, 1998, the record date for the Annual Meeting, there were issued and outstanding 22,100,000 shares of Class A Common Stock, all of which are owned by NKK U.S.A. Corporation, and 21,188,240 shares of Class B Common Stock. Holders of Class A Common Stock are entitled to two votes per share while holders of Class B Common Stock are entitled to one vote per share. Except as otherwise required by law or the Company's Certificate of Incorporation, the holders of the Class A Common Stock and the Class B Common Stock vote together, without regard to class, on all matters upon which the stockholders are entitled to vote. The Class A Common Stock and Class B Common Stock are sometimes referred to collectively herein as the "Common Stock" of the Company.

  This Proxy Statement and form of proxy were initially mailed to stockholders on or about March 27, 1998. In addition to solicitation by mail, the Company will request security dealers, banks, fiduciaries and nominees to furnish proxy materials to beneficial owners of the Class B Common Stock of whom they have knowledge and will reimburse them for their expenses for doing so. Additional solicitation may be made by letter, telephone or facsimile by officers and employees of the Company. In addition, the annual report of the Company for the fiscal year ended December 31, 1997, including financial statements, has been mailed to each stockholder of record and provided to security dealers, banks, fiduciaries and nominees for mailing to beneficial owners at the Company's expense.

  All duly executed proxies received by management prior to the Annual Meeting will be voted in accordance with the choices specified by stockholders on their proxies. If no choice is specified by a stockholder, the shares of such stockholder will be voted FOR the election of the nine nominees for directors listed in this Proxy Statement and FOR the ratification of the appointment of Ernst & Young LLP as the independent auditors of the Company. Stockholders who execute proxies may revoke them at any time before they are voted by filing with the Company a written notice of revocation, by delivering a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person. Notice of revocation should be sent to the Secretary of the Company at 4100 Edison Lakes Parkway, Mishawaka, Indiana 46545.

  It is the policy of the Company that proxies that identify the vote of specific stockholders are kept confidential until the final vote is tabulated, except in a contested proxy or consent solicitation or to meet applicable legal requirements.

  The Bylaws of the Company provide that, except as otherwise provided by law or by the Certificate of Incorporation, the holders of a majority of the voting power of the capital stock issued and outstanding and entitled to vote, present in person or represented by proxy, but in no event less than one-third of the shares entitled to vote at the meeting, shall constitute a quorum for the transaction of business at the Annual Meeting. The Bylaws also provide that (i) directors shall be elected by a plurality of the votes cast at the Annual Meeting, and (ii) except as required by law, the Certificate of Incorporation or the Bylaws, any other matter brought before the Annual Meeting shall be decided by the vote of the holders of a majority of the voting power of the capital stock represented and entitled to vote at the Annual Meeting.

  Votes cast at the Annual Meeting will be tabulated by the persons appointed by the Company to act as inspectors of election for the Annual Meeting. The inspectors of election will treat shares of voting stock represented by a properly signed and returned proxy as present at the Annual Meeting for purposes of determining a quorum, without regard to whether the proxy is marked as casting a vote or abstaining. Likewise, the inspectors of election will treat shares of voting stock represented by "broker non-votes" as present for purposes of determining a quorum at the Annual Meeting. Broker non-votes as to particular proposals, however, will be deemed shares not having voting power on such proposals, will not be counted as votes for or against such proposals, and will not be included in calculating the number of votes necessary for approval of such proposals. "Broker non-votes" are proxies with respect to shares of voting stock held in record name by brokers or nominees, as to which (i) instructions have not been received from the beneficial owners or persons entitled to vote, (ii) the broker or nominee does not have discretionary voting power under applicable New York Stock Exchange rules or the instrument under which it serves in such capacity, and (iii) the record holder has indicated on the proxy card or otherwise notified the Company that it does not have authority to vote such shares on that matter. As a result of the foregoing, shares not voted, whether by abstention, broker non-votes or otherwise, will have no effect on the election of directors. However, abstentions as to other proposals will have the same effect as a vote against the proposal.

  The expense of this solicitation will be paid by the Company. Brokers and certain other holders for beneficial owners will be reimbursed for out-of-pocket expenses incurred in the solicitation of proxies from the beneficial owners of shares held in their names. The Company has retained the services of ChaseMellon Shareholder Services, L.L.C. to assist in the solicitation of proxies for a fee not expected to exceed in the aggregate $2,500 plus reasonable out-of-pocket expenses.

                             ELECTION OF DIRECTORS

  Nine directors are to be elected to hold office for terms expiring on the date of the 1999 Annual Meeting of Stockholders and until their successors are duly elected and qualified, or until their earlier resignation, retirement, death or removal. The Board of Directors approved an increase in the number of directors from eight to nine effective immediately prior to the date of the 1998 Annual Meeting of Stockholders. All of the nominees have been designated by the Board of Directors. All of the nominees are members of the present Board, except for Mr. Dunford and Mr. Hisashi Tanaka who are standing for election for the first time and Mr. Yutaka Tanaka who was elected as a director effective as of April 1, 1998. Each nominee has consented to being named in the Proxy Statement as a nominee for director and has agreed to serve as a director if elected. The proxies appointed by name in the enclosed proxy form will vote as instructed by the stockholder for the election of the nominees listed below. The proxies, however, reserve full discretion to cast votes for any other person if any nominee shall be unable to serve, or for good cause will not serve, except where authority is withheld by the stockholder.

INFORMATION CONCERNING NOMINEES FOR DIRECTORS

  Set forth below for each nominee is his name and age; the date on which he first became a director of the Company; the names of other companies of which he serves as a director; and his principal occupation during at least the last five years.

CHARLES A. BOWSHER

  Mr. Bowsher, age 66, has been a director of the Company since April 21, 1997. From 1981 to 1996, he served as Comptroller General of the United States. Mr. Bowsher was associated with Arthur Andersen & Company from 1956 to 1967 and 1971 to 1981, and served as Assistant Secretary of the Navy for Financial Management from 1967 to 1971. Mr. Bowsher also serves as a director of American Express Bank, Ltd. and DeVry Inc. Mr. Bowsher is a member of the Compensation Committee, Audit Committee and Nominating Committee.

EDSEL D. DUNFORD

  Mr. Dunford, age 62, is standing for election as a director of the Company for the first time. Mr. Dunford has held a variety of management and technical positions with TRW, Inc., a manufacturer of products for the automotive, space and defense and information systems industries. He served as President of TRW from 1991 until his retirement in 1994. Mr. Dunford also serves as a director of Thiokol Corporation, Cooper Tire & Rubber Company and Howmet International.

FRANK J. LUCCHINO

  Mr. Lucchino, age 59, has been a director of the Company since January 30, 1995. Since 1980 he has served as Controller of Allegheny County, Pennsylvania and been a Partner with the law firm of Grogan, Graffam, McGinley & Lucchino, PC. Mr. Lucchino serves by nomination of the President of the United States as a member of the U.S. National Commission on Libraries and Information Science. Mr. Lucchino is also a member of the Board of Trustees of the Carnegie, the Carnegie Science Center, the Carnegie Library of Pittsburgh, and the Western Pennsylvania Historical Society. Mr. Lucchino was nominated to serve on the Board of Directors pursuant to a collective bargaining agreement with the United Steelworkers of America. Mr. Lucchino is Chairman of the Audit Committee.

BRUCE K. MACLAURY

  Mr. MacLaury, age 66, has been a director of the Company since April 30, 1996. From 1977 to 1995, Mr. MacLaury served as President of The Brookings Institution which is engaged in public policy research and education. Mr. MacLaury also serves as a director of American Express Bank, Ltd., the St. Paul Companies Inc. and the Vanguard Funds. Mr. MacLaury is Chairman of the Compensation Committee and a member of the Nominating Committee.

KEIICHIRO SAKATA

  Mr. Sakata, age 51, has been a director of the Company since December 9, 1996. He is currently Senior Legal Advisor of NKK Corporation ("NKK"), a Japanese steel manufacturer and the parent company of NKK U.S.A. Corporation (the holder of all of the outstanding shares of the Company's Class A Common Stock). Mr. Sakata has served in various capacities with NKK since 1969. From April 1990 to June 1993 he served as Manager, Legal Affairs and assumed his present position of Senior Legal Advisor in July of 1993. Mr. Sakata is a member of the Compensation Committee.

OSAMU SAWARAGI

  Mr. Sawaragi, age 69, has been a Director of the Company since June 26, 1990. He was elected Chairman effective January 1, 1994 and Chief Executive Officer on August 20, 1996. Prior thereto, he served NKK as a Director beginning in 1984, Managing Director in 1986, Senior Managing Director in 1989, Executive Vice President from 1990 to 1994 and Senior Counsel from 1994 to 1996.

MINEO SHIMURA

  Mr. Shimura, age 46, has been a director of the Company since April 21, 1997. Mr. Shimura has served as a senior executive for various U.S. affiliates of NKK and presently holds the following positions with NKK affiliates:
President of NUF Corporation (a finance company), Executive Vice President of NKK America, Inc. (a service company), Executive Vice President of NKK U.S.A. Corporation (a holding company), President of NAF Corporation (a real estate holding company), President of NKK Windsor Corporation (a finance company), President of Galvatek America Corporation (a holding company) and President of Galvatek Ontario Corporation (a holding company).

HISASHI TANAKA

  Mr. Tanaka, age 50, is standing for election as a director of the Company for the first time. Mr. Tanaka has served in various capacities with NKK since 1971. His most recent positions have been Senior Manager, Steelmaking Technology & Fire-Brick Purchase from 1993 to 1994, Director, Steelmaking Technology from 1994 to 1995, Director, Technical & Engineering Planning from 1995 to 1996 and General Manager, Steelmaking Technology from 1996 to the present.

YUTAKA TANAKA

  Mr. Tanaka, age 61, has been elected as a director and Vice Chairman of the Company effective as of April 1, 1998. Prior to the effective date of his election, he served as President of Adchemco Corporation, a manufacturer of chemical products and a wholly owned subsidiary of NKK, a position which he has held since June 1996. Prior thereto, he was employed in various capacities by NKK, where he most recently served as Managing Director from June 1992 to June 1996.

                            THE BOARD OF DIRECTORS

  The Board of Directors held 9 meetings during 1997.

COMMITTEES OF THE BOARD OF DIRECTORS

  The Company has three standing committees: an Audit Committee, a Compensation Committee and a Nominating Committee.

AUDIT COMMITTEE

  The Audit Committee has been established to assist the Board of Directors in fulfilling its oversight responsibility by monitoring and reviewing the effectiveness of the Corporation's (i) financial reporting process, (ii) system of internal controls over financial operations and (iii) audit process. It has responsibility for recommending to the Board of Directors a firm of independent certified public accountants to serve as auditors to be appointed by the Board, subject to ratification by the stockholders at the Annual Meeting. In addition, the Audit Committee approves the scope of, and fees related to, the annual audit and reviews the results and recommendations of the independent auditors upon completion of the annual audit. The Committee also reviews the Company's compliance with its Code of Ethical Business Conduct. The Audit Committee has the authority to meet and confer with the Company's independent accountants, internal auditors, officers and employees in connection with carrying out its responsibilities. The Audit Committee is presently comprised of Mr. Lucchino, Chairman, and Mr. Bowsher. The Audit Committee held 26 meetings in 1997.

COMPENSATION COMMITTEE

  The duties of the Compensation Committee are to review and approve a compensation philosophy and guidelines for the Company's executive officers and directors. In addition, the Compensation Committee reviews and recommends for approval by the Board of Directors base salaries, employment agreements, stock option and stock appreciation right grants and any severance payments for any of the Company's executive officers. The Committee also establishes, administers, amends and terminates plans, policies and procedures regarding incentive compensation and other performance based compensation arrangements; reviews the executive officer succession program; and oversees compliance with all Securities and Exchange Commission and other applicable laws and regulations pertaining to the disclosure of compensation paid to executive officers and directors. The Compensation Committee is presently comprised of Mr. MacLaury, Chairman, and Messrs. Bowsher and Sakata. The Compensation Committee held 4 meetings during 1997.

NOMINATING COMMITTEE

  The Nominating Committee has the authority to develop candidate specifications for Board membership and to make recommendations as to candidates for election to the Board of Directors and as to candidates to fill vacancies on the Board of Directors. The Nominating Committee will consider nominees for election to the Board of Directors recommended by stockholders of the Company. Suggestions for candidates, accompanied by biographical material and material regarding the candidate's qualifications to serve as a director, should be sent to the Secretary of the Company. The Nominating Committee is also responsible for reviewing the qualifications of the candidate nominated to serve as a director by the United Steelworkers of America pursuant to their collective bargaining agreement with the Company. The Nominating Committee is presently comprised of Mr. Yoshiharu Onuma, Chairman, Mr. Bowsher and Mr. MacLaury. Mr. Onuma will cease to be a member of this committee effective as of April 27, 1998 when his current term as a director will expire. The Nominating Committee held 4 meetings during 1997.

ATTENDANCE

  All of the incumbent directors attended at least 75% of the Board and committee meetings held in 1997 during the period they were members of the Board or of a committee.

COMPENSATION OF DIRECTORS

  Directors who are not employees of the Company or any of its subsidiaries receive an annual fee of $27,000 plus a fee of $1,000 for attendance at each meeting of the Board of Directors and at each meeting of a committee of the Board of Directors. The meeting fee for the Chairman of the Board and committee Chairmen is $1,300 (provided that they are not employees of the Company). All directors are reimbursed for expenses incurred in attending Board and committee meetings. In addition, any non-employee director who, at the request of the Chairman of the Board, performs special services or assignments on behalf of the Board, receives compensation of $1,000 per day plus reasonable out-of-pocket expenses. Each non-employee director also receives, upon his initial election to the Board of Directors, a stock option grant of 2,500 shares of Class B Common Stock at the then market price pursuant to the terms of the 1993 National Steel Corporation Non-Employee Directors Stock Option Plan ("Directors Plan"). An additional stock option grant of 500 shares of Class B Common Stock is granted to each non-employee director pursuant to the Directors Plan at each anniversary of Board service. Under the terms originally applicable to these grants, these stock options would have vested completely three years from the initial grant date or upon disability, death or retirement of the director, whichever is earliest. However, in February 1998, the Board of Directors authorized an amendment of this vesting schedule so that all options previously granted under the Directors Plan will now vest in one-third annual increments commencing on the first anniversary date of the initial grant. In addition, in June 1997 and February 1998, the Board of Directors authorized the conversion of all outstanding stock options which were previously granted to directors under the Directors Plan and which were exercisable prior to January 31, 1999 into cash only stock appreciation rights ("SARs"). This action was taken in order to prevent the dilution of the equity interests of existing stockholders of the Company, while at the same time preserving the link between the director's compensation and the performance of the Company's Class B Common Stock share price. The new SARs have the same exercise price, exercise date and expiration date as the stock options which they replaced. Under the terms of the SAR, upon exercise, the director receives a cash payment equal to the excess of the value of the Company's Class B Common Stock on the date of exercise over the exercise price of the SAR.

                     REPORT OF THE COMPENSATION COMMITTEE
                           OF THE BOARD OF DIRECTORS

  The Compensation Committee of the Board of Directors (the "Committee") reviews and approves the philosophy and guidelines for compensation programs and develops recommendations for the Board of Directors regarding compensation levels for the Company's executive officers and directors. The Committee also administers the Company's annual Management Incentive Compensation Plan ("MICP"). The Committee is composed exclusively of directors who are not eligible to participate in any of management's compensation programs. The Committee presents the following report on compensation for the Company's executive officers for 1997.

OVERVIEW AND PHILOSOPHY

  The Committee has adopted a written statement of executive compensation purposes, guiding principles and objectives which guide its evaluation and determination of executive compensation programs. This statement was developed by the Committee with the assistance of an independent compensation consulting firm familiar with compensation policies within the industry and at other major corporations. The statement provides that the purposes of executive compensation are to:

  . attract, motivate and retain outstanding team members;

  . align their success with the Company's stockholders; thereby

  . motivating them to enhance stockholder value by attaining the Company's short and long term performance objectives.

COMPONENTS OF EXECUTIVE OFFICER COMPENSATION

  Individual executive officer compensation includes base salary, annual incentive bonus and long term incentive compensation. With the assistance of an independent consulting firm, the Committee determines the median amount of base salary, annual incentive bonus and long term incentive compensation which are appropriate for each executive officer position. These median amounts are based upon compensation practices for comparable positions, as disclosed in certain compensation surveys reviewed by the Committee, including surveys of companies in the steel industry and surveys of general industrial companies. In making its determination of median compensation amounts, the Committee focuses on the salary, annual incentive bonus and long term incentive compensation disclosed in these surveys for companies of comparable size and scope of operations, including the five largest public integrated steel companies with which the Company competes. However, since duties, responsibilities and experience of an executive officer may differ from survey norms in both content and scope, adjustments are made by the Committee, in its judgment, for those factors. Therefore, compensation paid to some executive officers may be lower, while compensation paid to other executive officers may be higher, than median levels. All of the companies included in the Company's peer group shown in the Performance Graph on page 17 of this Proxy Statement, and many of the companies included in the Standard & Poor's Composite 500 stock index, participate in the surveys reviewed by the Committee.

BASE SALARY

  An increase in base salary for an executive officer is based on individual performance, business performance and the median base salary amount for such position, as disclosed in compensation surveys reviewed by the Committee. The Committee does not rely on any specific formula nor does it assign specific weights to the factors used in determining base salaries. Mr. Sawaragi's base salary was not increased during 1997, remaining at the $500,000 amount which was established in August of 1996 when he became Chief Executive Officer. Mr. Sawaragi's base salary continues to be below the median salary level for his position, as disclosed in the compensation surveys reviewed by the Committee.

ANNUAL INCENTIVES

  The 1997 MICP approved by the Compensation Committee establishes the basis for determining the amount of annual incentive bonus paid to each executive officer. Under the MICP, each executive officer is given an annual incentive target, equal to a percentage of base salary. This target is based upon the median annual incentive compensation amount for such position, as disclosed in compensation surveys reviewed by the Committee. The annual incentive target may be adjusted by the Committee in its discretion, based upon its evaluation of a particular executive officer's responsibilities and performance. The 1997 MICP provides that each executive officer can earn a percentage of this target amount, ranging from 0 to 170%, depending upon the extent to which the Company achieves the net income and operational goals established by the Committee. This percentage may also be adjusted by the Committee, in its discretion, in the event of exceptional individual or Company performance or if other important business or strategic objectives are met. In February 1998, Mr. Sawaragi was paid an incentive bonus of $450,000 for 1997. The amount of this bonus exceeded the percentage of Mr. Sawaragi's target amount which would have been payable under the MICP based solely on the Company's actual net income for 1997. The Committee determined, however, that this higher bonus amount was appropriate in view of (a) Mr. Sawaragi's performance and leadership regarding business and strategic objectives since becoming Chief Executive Officer of the Company, (b) the Company's record earnings during 1997, and (c) the fact that Mr. Sawaragi's base salary during 1997 was less than the median level disclosed in the salary surveys reviewed by the Committee.

LONG TERM INCENTIVES

  The Company's long term incentive compensation awards for executive officers are designed to link executive compensation to the performance of the Company's Class B Common Stock share price. These awards also provide a retention incentive for participants. Through June of 1997, the only type of long term incentive awards granted by the Company to executive officers and other key employees were stock options. However, in June 1997 and February 1998, the Board of Directors authorized the conversion of all outstanding stock options which were previously granted to executives under the Long Term Incentive Plan and which were exercisable prior to January 31, 1999 into SARs. This action was taken in order to prevent the dilution of the equity interests of existing stockholders of the Company, while at the same time preserving the link between the executive's compensation and the performance of the Company's Class B Common Stock share price. The new SARs have the same exercise price, exercise date and expiration date as the stock options which they replaced. Under the terms of the SAR, upon exercise, the executive receives a cash payment equal to the excess of the value of the Company's Class B Common Stock on the date of exercise over the exercise price of the SAR.

  Effective as of January 21, 1997, the Committee and the Board of Directors granted long term incentive awards in the form of nonstatutory stock options under the Company's Long Term Incentive Plan to certain of the Company's executive officers. The amount of these awards was based primarily upon the median grant value of the long term incentive award for each executive officer position, as disclosed in compensation surveys reviewed by the Committee. The Committee also took into account its evaluation of the particular officer's responsibilities and performance. Under the terms originally applicable to these grants, these stock options would have vested completely three years from the date the grants were awarded. However, in February 1998, the Committee authorized an amendment of this vesting schedule so that these options now vest in one-third annual increments commencing on the first anniversary date of the initial grant. This revised vesting schedule is more consistent with the vesting schedules of options granted by other companies and is expected to provide a better incentive for executives to maximize shareholder value, and thus further align their interest with that of the shareholders of the Company. The exercise price for all options was equal to the market price of the Company's Class B Common Stock on the date of the grant. Thus, these awards reward executives only to the extent that the Company's Class B Common Stock share price increases over that market price. On January 21, 1997, Mr. Sawaragi was awarded options to purchase 50,000 shares at an exercise price of $9.375 per share, which award was below the median grant value of long term incentive awards for his position, as disclosed in compensation surveys reviewed by the Committee. In addition, in June 1997, Mr. Sawaragi was granted 3,000 SARs in replacement of 3,000 stock options which had previously been granted to him under the Directors Plan. This transaction is further discussed under the caption "Compensation of Directors" and in footnote (2) of the table captioned "Option/SAR Grants in 1997".

BENEFITS

  The Company's executive officers also participate in pension, perquisite, deferred compensation and other executive benefit programs. These programs are designed to be within competitive standards as defined by the practices of other major corporations.

TAX TREATMENT

  One factor which the Committee considers in establishing its compensation policies is the expected tax treatment to the Company and its executive officers of the various forms of compensation. Among other things, the Committee considers the limitations imposed by Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), on the corporate deduction for compensation paid to executive officers. The deductibility of certain types of compensation may depend upon factors which are beyond the Committee's control, such as the timing of the executive officer's exercise of stock options or SARs and changes in law. Consequently, the Committee may not, in all cases, limit executive compensation to that amount which is deductible under Section 162(m) of the Code. The Committee will, however, consider methods of preserving the deductibility of compensation benefits to the extent that it is reasonably practicable and to the extent that it is consistent with the Committee's other compensation goals and objectives. In 1997, the Company was not affected by the limitations imposed by Section 162(m) of the Code.

  The Committee believes the Company's executive compensation policies and programs serve the interests of the stockholders and the Company. As the Company moves forward in its efforts to create stockholder value in the years ahead, the Committee will continue to review, monitor and evaluate the Company's policies and programs regarding executive compensation. The Committee intends to insure that these compensation policies and programs continue to support the Company's strategy, continue to be competitive in the marketplace to attract, retain and motivate the talent needed to succeed, and appropriately reward the creation of value on behalf of the Company's stockholders.

                                          Compensation Committee

                                          Bruce K. MacLaury, Chairman
                                          Charles A. Bowsher
                                          Keiichiro Sakata

EXECUTIVE COMPENSATION

  The following table sets forth separately, for the fiscal years indicated, each component of compensation paid or awarded to, or earned by, the Chief Executive Officer of the Company and each of the other four most highly compensated executive officers who were serving as executive officers at the end of the last fiscal year (collectively referred to herein as the "Named Executive Officers").

                          SUMMARY COMPENSATION TABLE

                                                              LONG-TERM
                                                             COMPENSATION
                                   ANNUAL COMPENSATION          AWARDS
                              ------------------------------ ------------
                                                              SECURITIES
                                                              UNDERLYING
                                                OTHER ANNUAL   OPTIONS/    ALL OTHER
NAME AND PRINCIPAL             SALARY   BONUS   COMPENSATION     SARS     COMPENSATION
POSITION                 YEAR   ($)      ($)       ($)(1)       (#)(2)       ($)(3)
------------------       ---- -------- -------- ------------ ------------ ------------
Osamu Sawaragi.......... 1997 $500,004 $450,000       --        50,000          --
Chairman of the Board
 and                     1996  183,714  150,000       --           500          --
Chief Executive Officer
 (4)                     1995      --       --        --           500          --
John A. Maczuzak........ 1997  347,909  275,000    12,115       40,000      $34,863
President and            1996  183,750  100,000    12,115       15,000       23,638
Chief Operating Officer
 (5)                     1995      --       --        --           --           --
David A. Pryzbylski..... 1997  255,000  180,000     6,201       30,000       22,510
Senior Vice President,   1996  249,167   80,000     6,164       20,000       24,151
Administration and       1995  185,004  155,000    15,034       15,000       13,389
Secretary
George D. Lukes, Jr..... 1997  233,746  170,000     7,252       20,000       23,280
Senior Vice President,   1996  214,977   72,000     7,252       20,000       23,822
Quality Assurance,
 Technology              1995  160,008  140,000    18,422       10,000       13,706
and Production Planning
David L. Peterson....... 1997  233,746  125,000     6,860       15,000       22,542
Group Vice President,    1996  215,830   72,000     6,860       15,000       22,517
Regional Operations      1995  170,004  125,000    11,000       10,000       13,201

--------
(1) The amount shown represents amounts paid to the Named Executive Officer for reimbursement of taxes.
(2) All grants shown were made pursuant to the Long Term Incentive Plan for executive officers except for the grants shown for Mr. Sawaragi for 1995 and 1996 which were made pursuant to the Directors Plan. In addition to the stock options shown in the table above, during 1997, each of the Named Executive Officers was granted SARs pursuant to the Long Term Incentive Plan (in the case of Mr. Sawaragi pursuant to the Directors Plan) in exchange for the cancellation of an identical number of stock options previously granted to him. The SARs have the same exercise price and expiration date as the stock options which they replaced.

(3) The amount shown for 1997 includes (a) the Company's contribution to the National Steel Retirement Savings Program for Messrs. Maczuzak, Pryzbylski, Lukes and Peterson in the amounts of $8,000, $7,838, $7,695 and $7,695 respectively; (b) the dollar value of life insurance premiums paid by the Company on behalf of Messrs. Maczuzak, Pryzbylski, Lukes and Peterson in the amounts of $14,988, $7,672, $8,972 and $8,234, respectively; and (c) the Company's contribution to the Executive Deferred Compensation Plan for Messrs. Maczuzak, Pryzbylski, Lukes and Peterson in the amounts of $11,875, $7,000, $6,613 and $6,613, respectively.
(4) Mr. Sawaragi became an executive officer of the Company on August 20, 1996.
(5) Mr. Maczuzak became an executive officer of the Company on May 1, 1996.

STOCK OPTION/SAR TABLES

  The following table contains information relating to stock options and SARs which were granted to the Named Executive Officers in 1997.

                           OPTION/SAR GRANTS IN 1997

                          NUMBER OF
                          SECURITIES     PERCENT OF TOTAL OPTIONS EXERCISE OR BASE
                      UNDERLYING OPTIONS GRANTED TO EMPLOYEES IN       PRICE       EXPIRATION GRANT DATE PRESENT
        NAME          GRANTED (#)(1)(2)        FISCAL YEAR          ($/SHARE)(3)      DATE       VALUE ($)(4)
        ----          ------------------ ------------------------ ---------------- ---------- ------------------
Osamu Sawaragi              50,000                17.9%               $ 9.375       1/21/07        $204,296
John A. Maczuzak            40,000                14.3%                 9.375       1/21/07         163,437
David A. Pryzbylski         30,000                10.7%                 9.375       1/21/07         122,578
George D. Lukes, Jr.        20,000                 7.1%                 9.375       1/21/07          81,719
David L. Peterson           15,000                 5.4%                 9.375       1/21/07          61,289

--------
 (1) These grants represent nonstatutory stock options to purchase shares of the Company's Class B Common Stock which were granted under the Company's Long Term Incentive Plan. When originally granted, the options could be exercised after three years but no more than ten years from the date of grant. On February 9, 1998, the Committee modified the vesting provisions so that these options become exercisable in annual one third increments commencing one year from the date of the initial grant. The options can be exercised only while the optionee is in the employ of the Company; however, in the event that termination of employment is by reason of retirement, permanent disability or death, the options may be exercised in whole or in part within 24 months of the date of any such occurrence, to the extent they have vested as described in the Long Term Incentive Plan. In the event of a change in control, as defined in the Long Term Incentive Plan, all options become immediately exercisable unless provided otherwise at the time of grant of such options.
 (2) In addition to the stock options shown in the table above, during 1997, each of the Named Executive Officers was granted SARs pursuant to the Long Term Incentive Plan (in the case of Mr. Sawaragi pursuant to the Directors Plan) in exchange for cancellation of an identical number of nonstatutory stock options previously granted to the executive officer. The new SARs have the same exercise price, exercise date and expiration date as the stock options which they replaced. Under the terms of the SAR, upon exercise, the executive receives a cash payment equal to the excess of the value of the Company's Class B Common Stock on the date of exercise over the exercise price of the SAR. The SARs can be exercised only while the executive is in the employ of the Company; however, in the event that termination of employment is by reason of retirement, permanent disability or death, the SARs may be exercised in whole or in part within 24 months of the date of any such occurrence, to the extent they have vested as described in the Long Term Incentive Plan. In the event of a change in control, as defined in the Long Term Incentive Plan, all SARs become immediately exercisable unless provided otherwise at the time of grant of such SARs.

 (3) The exercise price for these stock option grants was equal to the fair market value of the Class B Common Stock on the grant date.
 (4) The grant date present value was determined using the Black-Scholes valuation methodology. The Company does not advocate or necessarily agree that the Black-Scholes model can properly determine the value of an option or SAR. The actual value, if any, a Named Executive Officer may realize will depend on the excess of the stock price over the exercise price on the date the option or SAR is exercised so that there is no assurance the value realized by an individual will be at or near the value estimated by the Black-Scholes model. The following assumptions were made when applying the Black-Scholes valuation methodology to these grants: (a) expected volatility: 0.414; (b) expected dividend yield:
     2.87%; (c) expected risk free rate of return: 6.66%; (d) expected timing of exercise: 10 years; and (e) Black-Scholes ratio: 0.4356.

  The following table sets forth certain information concerning options to purchase the Company's Class B Common Stock and SARs which were exercised by the Named Executive Officers during 1997 and the value of unexercised options and SARs held by the Named Executive Officers as of December 31, 1997.

   AGGREGATED OPTION/SAR EXERCISES IN 1997 AND DECEMBER 31, 1997 OPTION/SAR
                                    VALUES

                                                        NUMBER OF SECURITIES UNDERLYING     VALUE OF UNEXERCISED
                                                           UNEXERCISED OPTIONS/SARS     IN-THE-MONEY OPTIONS/SARS AT
                                                           AT DECEMBER 31, 1997 (#)        DECEMBER 31, 1997 ($)
                                                        ------------------------------- ----------------------------
                          SHARES ACQUIRED      VALUE
NAME                     ON EXERCISE (#)(1) REALIZED($) EXERCISABLE(2) UNEXERCISABLE(3) EXERCISABLE UNEXERCISABLE(4)
----                     ------------------ ----------- -------------- ---------------- ----------- ----------------
Osamu Sawaragi..........            0        $      0        3,000          51,000            0         $109,969
John A. Maczuzak........            0               0            0          55,000            0           87,600
David A. Pryzbylski.....       30,000         148,898            0          65,000            0           65,700
George D. Lukes, Jr.....        5,000          33,750       25,000          50,000            0           43,800
David L. Peterson.......            0               0       30,000          40,000            0           32,850

--------
(1) All exercises were of SARs.
(2) All exercisable instruments are SARs.
(3) Includes both stock options and SARs in the following amounts: for Mr. Sawaragi 51,000 stock options and 0 SARs; for Mr. Maczuzak 55,000 stock options and 0 SARs; for Mr. Pryzbylski 50,000 stock options and 15,000 SARs; for Mr. Lukes 40,000 stock options and 10,000 SARs; and for Mr. Peterson 30,000 stock options and 10,000 SARs;
(4) All unexercisable in-the-money instruments were stock options. There were no in-the-money SARs at December 31, 1997 because the exercise prices for all outstanding SARs exceeded the market price of the Company's Class B Common Stock of $11.563 as of December 31, 1997.

PENSION PLANS

  The following table shows the annual benefits payable under the Company's qualified defined benefit retirement plan along with the non-qualified retirement plans, which provide for the payment of retirement benefits in excess of certain maximum limitations imposed by the Internal Revenue Code, to eligible employees in various earnings groups and with various periods of service. Benefits shown are computed at the plan's normal retirement age of 65 based on a straight life annuity.

                              PENSION PLAN TABLE

                                                        YEARS OF SERVICE
AVERAGE ANNUAL ELIGIBLE COMPENSATION  -----------------------------------------------------
     PRECEDING RETIREMENT                10       15       20       25       30       35
------------------------------------  -------- -------- -------- -------- -------- --------
$  100,000...............             $ 13,500 $ 20,000 $ 27,000 $ 33,500 $ 40,500 $ 47,000
   150,000...............               20,500   31,000   41,000   51,500   61,500   72,000
   200,000...............               28,000   42,000   56,000   70,000   84,000   98,000
   250,000...............               35,500   53,000   71,000   88,500  106,500  124,000
   300,000...............               43,000   64,500   86,000  107,500  129,000  150,500
   350,000...............               50,500   75,500  101,000  126,000  151,500  176,500
   400,000...............               58,000   87,000  116,000  145,000  174,000  203,000
   450,000...............               65,500   98,000  131,000  163,500  196,500  229,000
   500,000...............               73,000  109,500  146,000  182,500  219,000  255,500
   600,000...............               88,000  132,000  176,000  220,000  264,000  308,000
   700,000...............              103,000  154,500  206,000  257,500  309,000  360,500
   800,000...............              118,000  177,000  236,000  295,000  354,000  413,000
   900,000...............              133,000  199,500  266,000  332,500  399,000  465,500
 1,000,000...............              148,000  222,000  296,000  370,000  444,000  518,000
 1,100,000...............              163,000  244,500  326,000  407,500  489,000  570,500
 1,200,000...............              178,000  267,000  356,000  445,000  534,000  623,000
 1,300,000...............              193,000  289,500  386,000  482,500  579,000  675,500

  Eligible compensation covered by the Company's retirement plans includes the eligible employee's base salary, before reduction for any salary deferral agreements, and MICP awards paid for the sixty highest consecutive months during the last ten years of employment. Benefits paid under the Company's plans are not subject to reduction for social security payments received by the Company's executive officers.

  MICP awards are shown in the bonus column of the Summary Compensation Table in the year in which they were earned. Eligible compensation under the retirement plans includes the bonus in the year in which the payment was made and, as such, MICP awards earned in a particular year are included in the following year as eligible compensation under the retirement plans.

  The table below shows for each of the Named Executive Officers (a) the years of service under the retirement plans as of December 31, 1997, and (b) the amount of eligible compensation under the retirement plans for 1997:

                                                           YEARS OF   ELIGIBLE
      NAME                                                 SERVICE  COMPENSATION
      ----                                                 -------- ------------
      Osamu Sawaragi......................................   1.33     $650,004
      John A. Maczuzak....................................   1.67      447,909
      David A. Pryzbylski(1)..............................   3.58      335,000
      George D. Lukes, Jr.(1).............................   3.58      305,746
      David L. Peterson (1)...............................   3.58      305,746

--------
(1) Pursuant to the terms of their respective employment agreements, Mr. Pryzbylski, Mr. Lukes and Mr. Peterson will receive credit for 14.67, 26 and 23 years, respectively, of service with a previous employer for the purpose of determining their pension benefit from the Company. The benefits of Mr. Pryzbylski, Mr. Lukes and Mr. Peterson under the Company's qualified defined benefit retirement plan and non-qualified retirement plans will be reduced by the amount of their pension benefits from the previous employer. See discussion below under the caption "Employment Contracts".

EMPLOYMENT CONTRACTS

  The Company has entered into employment contracts (the "Contracts") with certain executives, including the Named Executive Officers identified below. Set forth below is a summary of certain terms of the Contracts applicable to such Named Executive Officers.

  Mr. Sawaragi's Contract provides for (i) non-competition for a period of two years subsequent to termination of employment by Mr. Sawaragi without "good reason"; and (ii) other post termination covenants including non-disclosure, non-solicitation of employees, cooperation during a transition period, and release of employment claims. Mr. Sawaragi's Contract has a term ending October 5, 1998 (his 70th birthday) and provides that (i) his annual base salary under the Contract shall be equal to the base salary in effect on the date of the Contract, subject to adjustment from time to time and (ii) his annual target incentive compensation opportunity shall be equal to 50% of base salary. The Contract further provides that any reduction in Mr. Sawaragi's then current base salary or target incentive opportunity constitutes "good reason" for termination of the Contract by Mr. Sawaragi.

  Mr. Sawaragi's Contract provides for certain payments and benefits upon termination of his employment. If Mr. Sawaragi's employment terminates due to death or disability, he will receive a payment equal to the average incentive compensation paid to him in the three preceding years, or, if greater, his target incentive compensation percentage amount, in each case pro-rated to reflect the part of the year completed before termination. If his employment is terminated by the Company without "cause" or by Mr. Sawaragi for "good reason", he would be entitled to special termination benefits consisting of:
(i) a severance payment equal to 50% of his annual base salary; (ii) a pro-rata incentive compensation payment for the year of termination; (iii) continued stock option vesting and exercisability for a five year period; and
(iv) a two year continuation of health care and certain other employee benefits on the same basis as if Mr. Sawaragi had remained an employee for such period. During the benefit continuation period, Company provided employee benefits would be secondary to any benefits provided under an NKK sponsored benefit plan, or any Japanese government benefit plan or other available benefit plan. If Mr. Sawaragi is age 69 at the time of a qualifying termination, the benefit continuation period is reduced to one year. If termination occurs on or after age 70, there is no benefit continuation period. After expiration of his Contract term, Mr. Sawaragi would be entitled to the special termination benefits described above in the event he terminates his employment with or without "good reason", or if the Company terminates his employment without "cause". The Contract also provides that the Company will reimburse Mr. Sawaragi for expenses incurred in seeking in good faith to enforce his Contract.

  The Contracts with Messrs. Maczuzak, Pryzbylski and Peterson also provide for non-competition for a period of two years subsequent to termination of employment by them without "good reason". The Contracts with Messrs. Maczuzak, Pryzbylski, Lukes and Peterson also provide other post termination covenants including non-disclosure, non-solicitation of employees, cooperation during a transition period, and release of employment claims. The Contracts with Messrs. Maczuzak, Pryzbylski, Lukes and Peterson have an initial term ending July 1, 1998, and are subject to automatic month-to-month extensions unless either party elects not to extend the term. Prior to the date Messrs. Maczuzak, Pryzbylski, Lukes or Peterson reaches age 65, an election by the Company not to extend the term will automatically result in a termination of employment without "cause". The Contracts with Messrs. Maczuzak, Pryzbylski, Lukes and Peterson provide that (i) the executive's annual base salary under his Contract shall be equal to the base salary in effect on the date of the Contract, subject to adjustment from time to time and (ii) his annual target incentive compensation opportunity shall be equal to 40% of his base salary. The Contract further provides that any reduction in the executive's then current base salary or target incentive opportunity constitutes "good reason" for termination of the Contract by the executive.

  The Contracts for Messrs. Pryzbylski, Lukes and Peterson also provide that, for purposes of determining their pension benefit with the Company, they will receive credit for their years of service with their previous employer, and their pension benefits from the Company will be reduced by their pension benefits from their previous employer. The Company has also agreed to provide Messrs. Pryzbylski, Lukes and Peterson with retiree health care under certain circumstances.

  The Contracts with Messrs. Maczuzak, Pryzbylski, Lukes and Peterson provide for certain payments and benefits upon termination of employment. If employment terminates for any reason on or after age 65, or due to death or disability, the executive will receive a payment equal to the average incentive compensation paid to the executive in the three preceding years or, if greater, the executive's target incentive compensation percentage amount, in each case pro-rated to reflect the part of the year completed before termination. If employment is terminated by the Company without "cause" or by the executive for "good reason" before the executive reaches age 64, the executive would be entitled to special termination benefits consisting of: (i) a severance payment equal to two times the executive's annual base salary, a pro-rata incentive compensation payment for the year of termination, plus, if such termination follows a change of control, an additional amount equal to two times the average incentive compensation paid to the executive in the three preceding years or, if greater, the executive's target incentive compensation percentage amount; (ii) continued stock option vesting and exercisability for a two year period; (iii) outplacement services; and (iv) a two year continuation of health care and certain other employee benefits on the same basis as if the executive had remained an employee for such period. During the benefit continuation period, Company provided health care benefits would be secondary to any health care benefits provided under another employer provided plan. If a qualifying termination occurs after the executive reaches age 64, the two year severance and two year benefit continuation period are reduced to one year and if a qualifying termination occurs after the executive reaches age 65, there is no severance payment and no benefit continuation period.

  The Contracts with Messrs. Maczuzak, Pryzbylski, Lukes and Peterson also provide that, in the event of a change of control, the benefits provided under the various Company plans and programs may not be less favorable than those provided at any time during the 120 day period immediately preceding the change of control. If a termination by the Company without "cause" or by the executive for "good reason" follows a change of control, a lump sum cash payment equal to the actuarially equivalent value of non-qualified unfunded retirement benefits will be paid to the executive. If payments under the Contracts following a change in control are subject to excise tax, the Company will make a "gross-up" payment sufficient to ensure that the net after-tax amount retained by the executive (taking into account all taxes, including those on the gross-up payment) is the same as would have been the case had such excise tax not applied. The Contracts also provide that the Company will reimburse the executive for expenses incurred in seeking in good faith to enforce his Contract.

                SECURITY OWNERSHIP OF DIRECTORS AND MANAGEMENT

  The following table sets forth the number of shares of the Company's Class B Common Stock and the number of shares of common stock of NKK Corporation beneficially owned by each of the Company's directors, nominees for director and Named Executive Officers and by the Company's directors and executive officers as a group as of March 1, 1998 in the case of the Company's Class B Common Stock and as of December 31, 1997 in the case of NKK Corporation common stock. None of the Company's directors, nominees for director or Named Executive Officers beneficially owned any shares of the Company's Class A Common Stock. Except as otherwise indicated, each director, nominee for director or Named Executive Officer had sole voting and investment power with respect to any shares beneficially owned.

                                                                  CLASS B COMMON STOCK OF
                                   NKK CORPORATION STOCK                  COMPANY
                             --------------------------------- -----------------------------
                                NUMBER OF SHARES    PERCENT OF  NUMBER OF SHARES  PERCENT OF
   NAME                      BENEFICIALLY OWNED (1)   CLASS    BENEFICIALLY OWNED   CLASS
   ----                      ---------------------- ---------- ------------------ ----------
   Charles A. Bowsher......               0              0               0             0
   Edsel D. Dunford........               0              0               0             0
   Frank J. Lucchino.......               0              0             100             *
   Bruce K. MacLaury.......               0              0               0             0
   Yoshinosuke Noma........          19,000              *               0             0
   Yoshiharu Onuma.........          11,371              *               0             0
   Keiichiro Sakata........           4,470              *               0             0
   Mineo Shimura...........           5,000              *               0             0
   Hisashi Tanaka..........           5,919              *               0             0
   Yutaka Tanaka...........          37,104              *               0             0
   Osamu Sawaragi..........          93,040              *               0             0
   John A. Maczuzak........               0              0           2,658(2)(3)       *
   David A. Pryzbylski.....               0              0           2,000(4)          *
   George D. Lukes, Jr.....               0              0             700             *
   David L. Peterson.......               0              0           1,000             *
   All directors and
    executive officers as a
    group (21 persons).....         175,904              *           8,458(2)          *

--------
* Less than 1% of the outstanding shares on March 1, 1998 in the case of the Company's Class B Common Stock and on December 31, 1997 in the case of NKK Corporation common stock.
(1) NKK Corporation stock can be voted in units of 1,000 shares only, and units of less than 1,000 shares have no voting power. In addition, Messrs. Onuma, Sakata and Hisashi Tanaka have no voting power with respect to 1,371, 3,430 and 919 shares of NKK Corporation stock, respectively, owned by them which are held by the trustee of NKK Corporation's employee stock ownership program.
(2) Includes 158 shares held by the trustee of the Company's Salaried Employees Retirement Savings Program as of December 31, 1997.
(3) Includes 2,500 shares owned by Mr. Maczuzak's spouse.
(4) Includes 1,500 shares owned by Mr. Pryzbylski's spouse.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers and directors and persons who owned greater than 10% of a class of the Company's equity securities to file with the Securities and Exchange Commission an initial statement of beneficial ownership and certain statements of changes in beneficial ownership of equity securities of the Company. Based solely upon a review of the copies of the forms furnished to the Company, or written representations from certain reporting persons that Forms 5 were not required, the Company believes that all Section 16(a) filing requirements with respect to its executive officers and directors were met during 1997.

             ADDITIONAL INFORMATION RELATING TO VOTING SECURITIES

  The following table sets forth the only holders known to the Company to beneficially own more than 5% of the Company's Class A Common Stock or Class B Common Stock as of March 1, 1998, unless otherwise indicated.

                                                                          PERCENT OF TOTAL
NAME AND ADDRESS OF       NUMBER OF SHARES    CLASS OF   PERCENT OF CLASS   COMMON STOCK
BENEFICIAL OWNER         BENEFICIALLY OWNED COMMON STOCK   OUTSTANDING      OUTSTANDING
-------------------      ------------------ ------------ ---------------- ----------------
NKK U.S.A. Corporation.    22,100,000(1)      Class A           100%           51.05%
 1013 Centre Road
 Wilmington, Delaware
  19805-1297
Donald Smith & Co.,
 Inc...................     3,906,900(2)      Class B         18.44%            9.03%
 East 80, Rte. 4
 Paramus, New Jersey
  07652
Morgan Stanley, Dean
 Witter, Discover
 & Co..................     2,499,139(3)      Class B         11.79%            5.77%
 1585 Broadway
 New York, New York
  10036
Crabbe Huson Group,
 Inc...................     2,046,100(4)      Class B          9.66%            4.73%
 121 SW Morrison, Suite
  1400
 Portland, Oregon 97204
Pioneering Management
 Corporation...........     1,542,400(5)      Class B          7.28%            3.56%
 60 State Street
 Boston, Massachusetts
  02109

--------
(1) NKK has sole voting and investment power with respect to all shares of Class A Common Stock. As reported in a Schedule 13D dated February 13, 1995 filed with the Securities and Exchange Commission, NKK had sole voting and investment power with respect to 22,100,000 shares of Class B Common Stock listed as beneficially owned as a result of its ownership of Class A Common Stock convertible into an equal number of shares of Class B Common Stock.
(2) According to a Schedule 13G dated February 2, 1998 filed with the Securities and Exchange Commission, Donald Smith & Co., Inc. reported that it had sole voting power and sole dispositive power with respect to 3,906,900 shares.
(3) According to a Schedule 13G dated February 11, 1998 filed with the Securities and Exchange Commission, Morgan Stanley, Dean Witter, Discover & Co. (together with its wholly owned subsidiary, Miller, Anderson & Sherrerd, LLP) reported that it had shared voting power with respect to 2,230,239 shares and shared dispositive power with respect to 2,499,139 shares.
(4) According to a Schedule 13G dated February 2, 1998 filed with the Securities and Exchange Commission, Crabbe Huson Group, Inc. reported that it had shared voting power and shared dispositive power with respect to 2,046,100 shares owned by approximately 62 of its clients.
(5) According to a Schedule 13G dated November 21, 1997 filed with the Securities and Exchange Commission, Pioneering Management Corporation reported that it had sole voting power and sole dispositive power with respect to 1,542,400 shares.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  The Company had borrowings outstanding with an NKK affiliate, related to the rebuild of the No. 5 coke oven battery at the Great Lakes Division, totaling $161.9 million as of December 31, 1996. During 1997, the Company sold this coke oven battery and, in connection with that sale, repaid all outstanding borrowings owed to the NKK affiliate.

  Effective May 1, 1995, the Company entered into an Agreement for the Transfer of Employees with NKK, which supersedes a prior arrangement. The Agreement was unanimously approved by all directors of the Company who were not then, and never have been, employees of NKK. Pursuant to the terms of this Agreement, technical and business advice is provided through NKK employees who are transferred to the employ of the Company. The Agreement further provides that the initial term can be extended from year to year after expiration of the initial term, if approved by NKK and a majority of the directors of the Company who were not then, and never have been, employees of NKK. The Agreement has been extended through the calendar year 1998 in accordance with this provision. Pursuant to the terms of the Agreement, the Company is obligated to reimburse NKK for the costs and expenses incurred by NKK in connection with the transfer of these employees, subject to an agreed upon cap. The cap was $11.7 million during the initial term and $7 million during each of 1997 and 1998. The Company expensed $5.4 million and $4.2 million under this Agreement, and for various other engineering services provide by NKK, during 1997 and 1996, respectively.

  In April 1997, the Company purchased the shares of ProCoil Corporation owned by NKK for a purchase price of $70,000. ProCoil is a joint venture between the Company and Marubeni Corporation, located in Canton, Michigan, which blanks, slits and cuts steel coils to desired lengths to service automotive market customers. Following the purchase of NKK's shares, the Company owns a 56% equity interest in ProCoil, and Marubeni Corporation owns the remaining 44%.

  During 1997, the Company purchased approximately $4.3 million of finished coated steel produced by NKK, with such purchases being made from trading companies in arms length transactions.

  In December 1997, the Company redeemed all of the Series A Preferred Stock owned by NKK U.S.A. Corporation ("NKK U.S.A.") for a price of $36.7 million plus accrued dividends of approximately $0.6 million. During 1997, cash dividends of approximately $4.0 million were paid on the Series A Preferred Stock by the Company to NKK U.S.A. As a result of this redemption, NKK U.S.A. will no longer have any obligation to Avatex Corporation relating to a "put" agreement entered into in 1990 at the time the Series A Preferred Stock was issued. The lapse of this "put" with respect to the Company's dividend and redemption obligations resulted in imputed income to NKK U.S.A. In the first quarter of 1998, the Company made a payment of approximately $1.4 million to NKK U.S.A. for taxes related to this imputed income in accordance with this "put" agreement.

                          COMPARISON OF TOTAL RETURN

  The chart below compares the Company's total stockholder return on its Class B Common Stock for the period beginning March 23, 1993, the date of the initial public offering of the Company's Class B Common Stock, and ending December 31, 1997, with the cumulative return of the Standard & Poor's Composite 500 stock index and a peer group consisting of the U.S. Steel Group of USX Corporation, Bethlehem Steel Corporation, and Inland Steel Industries, Inc. These comparisons assume an investment of $100 on March 23, 1993 in Class B Common Stock of the Company, the Standard & Poor's Composite 500 stock index and the peer group. Cumulative total returns are calculated assuming reinvestment of dividends, and the peer group index is weighted to reflect the market capitalization of the index members. The peer group companies are direct business competitors of the Company and were selected based on similarities in product offerings, customers and markets served and the extent of the trading history of the Company's stock.

  The comparisons in this graph are required by the Securities and Exchange Commission and are not intended to forecast or be indicative of possible future performance of the Company's stock.

                          TOTAL RETURN TO STOCKHOLDERS
                  NATIONAL STEEL CORPORATION: 3/23/93-12/31/97


                       [PERFORMANCE GRAPH APPEARS HERE]


      COMPANY/INDEX   3/23/93 12/31/93 12/31/94 12/31/95 12/31/96 12/31/97
      -------------   ------- -------- -------- -------- -------- --------
      National Steel    100     85.71   105.35    91.96    66.07    82.58
      S&P 500           100    106.16   107.56   147.98   181.96   242.67
      Peer Group        100    115.00   103.71    84.09    73.73    72.43

            RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS

  On February 19, 1998, the Board of Directors appointed Ernst & Young LLP to serve as independent auditors for the Company for the fiscal year ending December 31, 1998, subject to ratification of such appointment at the 1998 Annual Meeting of Stockholders.

  Ratification of the appointment requires the favorable vote of a majority of the voting power of the outstanding shares of Common Stock present at the meeting and constituting a quorum. If the stockholders do not ratify this appointment, the selection of the independent auditors will be reconsidered by the Board of Directors.

  Representatives of Ernst & Young LLP will be present at the Annual Meeting and will be given an opportunity to make a statement if they desire to do so. They will also be available to respond to appropriate questions.

  The Board of Directors unanimously recommends a vote FOR the appointment of Ernst & Young LLP as auditors.

                           PROPOSALS OF STOCKHOLDERS

  In order to be considered for inclusion in the Company's proxy statement and proxy for the Annual Meeting of Stockholders to be held in 1999, proposals of stockholders pursuant to Securities and Exchange Commission Rule 14a-8 intended to be presented at the 1999 Annual Meeting must be received in writing by the Secretary of the Company no later than November 27, 1998 and otherwise meet the requirements of that rule.

                                 OTHER MATTERS

  The Board of Directors does not know of any matters to be presented at the Annual Meeting other than those set forth in the Notice of Annual Meeting. However, if any other matters do come before the Annual Meeting, it is intended that the holders of proxies will vote thereon in their discretion.

                                          By order of the Board of Directors,

                                      /s/ David A. Pryzbylski
                                          ----------------------
                                          David A. Pryzbylski
                                          Senior Vice President,
                                           Administration and
                                          Secretary

March 27, 1998
Mishawaka, Indiana

PROXY


                       NATIONAL STEEL CORPORATION

          This Proxy is Solicited on Behalf of the Board of Directors



     The undersigned hereby appoints John A. Maczuzak and David A. Pryzbylski the proxies, each with power to act alone and with power of substitution, and hereby authorizes them to represent and vote, all the shares of Class B Common Stock of National Steel Corporation which the undersigned is entitled to vote at the Annual Meeting to be held April 27, 1998 or any adjournment thereof as designated herein and, in their discretion, upon such other matters as may properly come before the meeting.


(Continued, and to be marked, dated and signed, on the other side)







--------------------------------------------------------------------------------
                           . FOLD AND DETACH HERE .

                                                                Please mark
                                                                your vote as
                                                                indicated in
                                                                this example [X]


1.  ELECTION OF DIRECTORS                       NOMINEES:  Charles A. Bowsher
             FOR                 WITHHOLD                  Edsel D. Dunford
       all nominees             AUTHORITY                  Frank J. Lucchino
     listed to the right     to vote for all               Dr. Bruce K. MacLaury
      (except as marked      nominees listed               Keiichiro Sakata
      to the contrary)          to the right               Osamu Sawaragi
                                                           Mineo Shimura
             [_]                    [_]                    Hisashi Tanaka
                                                           Yutaka Tanaka

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below:

--------------------------------------------------------------------------------
2. Ratification of the appointment of Ernst & Young LLP as the Company's independent auditors for 1998.

       FOR       AGAINST      ABSTAIN

       [_]         [_]          [_]

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

                                    Please sign exactly as name appears.
                                    When shares are held by joint tenants,
                                    both should sign.  When signing as
                                    attorney, executor, administrator,
                                    trustee, or guardian, please give full
                                    title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                    Date:                             , 1998
                                         -----------------------------


                                    -----------------------------------------
                                                  (Signature)

                                    -----------------------------------------
                                          (Signature if held jointly)


                                    PLEASE SIGN, DATE, AND RETURN THE PROXY
                                    CARD PROMPTLY USING THE ENCLOSED ENVELOPE.


--------------------------------------------------------------------------------
                           . FOLD AND DETACH HERE .



                               ADMISSION TICKET


                                Annual Meeting
                                      of
                    National Steel Corporation Stockholders


                            Monday, April 27, 1998
                                  10:00 a.m.
                          Westin River North Chicago
                                320 N. Dearborn
                               Chicago, Illinois


                                    Agenda


           . Election of Directors
           . Ratification of the appointment of independent auditors . Discussion on matters of current interest
           . Question and Answer Session

PROXY


                       FIDELITY MANAGEMENT TRUST COMPANY


If I sign and return this proxy to you, you are instructed to cause all National Steel Corporation Common Stock in my National Steel Retirement Savings Plan or National Steel Represented Employee Retirement Savings Plan Account to be voted at the Annual Meeting of Shareholders of National Steel Corporation to be held on April 27, 1998, and any adjournment thereof, as follows:

As indicated by me on the reverse side, but, if I make no indication as to a particular matter, then unless otherwise indicated, as recommended by management on such matters, and, on such other matters as may properly come before the meeting. The Trustee will keep the vote completely confidential.

If the Trustee does not receive a properly executed proxy by April 22, 1998, the Trustee shall vote the shares represented by this proxy in the same proportion as it votes those shares for which it does receive a properly executed proxy.

                                    (OVER)

                                                   (Please sign on reverse side)





--------------------------------------------------------------------------------
                           . FOLD AND DETACH HERE .

                                                                Please mark
                                                                your vote as
                                                                indicated in
                                                                this example [X]


1.  ELECTION OF DIRECTORS                       NOMINEES:  Charles A. Bowsher
             FOR                 WITHHOLD                  Edsel D. Dunford
       all nominees             AUTHORITY                  Frank J. Lucchino
     listed to the right     to vote for all               Dr. Bruce K. MacLaury
      (except as marked      nominees listed               Keiichiro Sakata
      to the contrary)          to the right               Osamu Sawaragi
                                                           Mineo Shimura
             [_]                    [_]                    Hisashi Tanaka
                                                           Yutaka Tanaka

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below:

--------------------------------------------------------------------------------
2. Ratification of the appointment of Ernst & Young LLP as the Company's independent auditors for 1998.

       FOR       AGAINST      ABSTAIN

       [_]         [_]          [_]

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

                                    Please sign exactly as name appears.
                                    When shares are held by joint tenants,
                                    both should sign.  When signing as
                                    attorney, executor, administrator,
                                    trustee, or guardian, please give full
                                    title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                    Date:                             , 1998
                                         -----------------------------


                                    -----------------------------------------
                                                  (Signature)

                                    -----------------------------------------
                                          (Signature if held jointly)


                                    PLEASE SIGN, DATE, AND RETURN THE PROXY
                                    CARD PROMPTLY USING THE ENCLOSED ENVELOPE.


--------------------------------------------------------------------------------
                           . FOLD AND DETACH HERE .



                               ADMISSION TICKET


                                Annual Meeting
                                      of
                    National Steel Corporation Stockholders


                            Monday, April 27, 1998
                                  10:00 a.m.
                          Westin River North Chicago
                                320 N. Dearborn
                               Chicago, Illinois


                                    Agenda


           . Election of Directors
           . Ratification of the appointment of independent auditors . Discussion on matters of current interest
           . Question and Answer Session